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                                                                     Exhibit 8.1

                            ANDREWS & KURTH L.L.P.
                  A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                  ATTORNEYS
OTHER OFFICES:         1701 PENNSYLVANIA AVENUE, N.W.
    HOUSTON                       SUITE 200            TELEPHONE: (202) 662-2700
    DALLAS              WASHINGTON, D.C. 20006-5805   TELECOPIER: (202) 662-2739
  LOS ANGELES                                              TELEX:  79-1208
   NEW YORK
 THE WOODLANDS
    LONDON

                               February 5, 1997


Aames Capital Corporation
Aames Capital Acceptance Corp.
3731 Wilshire Boulevard, 10th Floor
Los Angeles, California  90010

    Re: Aames Capital Corporation and Aames Capital Acceptance Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

    We have acted as counsel to Aames Capital Corporation, a California corporation ("ACC"), and Aames Capital Acceptance Corp., a Delaware corporation ("ACAC" and, together with ACC, the "Transferors"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $2,800,000,000 aggregate principal amount of asset-backed certificates (the "Certificates") and asset-backed bonds (the "Bonds") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Certificates and the Bonds. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among one of the Transferors, as transferor, Aames Capital Corporation, as servicer (in such capacity, the "Servicer") and a trustee to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" for such Series of Certificates); each Series of Bonds will be issued under and pursuant to the conditions of indenture (an "Indenture") between ACAC or a trust, partnership, limited liability company or corporation formed by the Transferor solely for the purpose of issuing the related series of Bonds (the Transferor or any such entity, as applicable, the "Bond Issuer") and a trustee to be identified in the prospectus supplement for such Series of Bonds (the "Trustee" for such Series of Bonds).

    We have examined the prospectus contained in the Registration Statement (the "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purpose of this opinion.

    In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement and each Indenture will be duly authorized by all necessary corporate action on the part of the related Transferor, or Bond Issuer, as applicable, the related Trustee, the Servicer, as applicable, and any other party thereto for the related Series of Certificates or Bonds and will be duly executed and delivered by the related Transferor, or Bond Issuer, as applicable, the related Trustee, the Servicer, as applicable, and any other party thereto substantially in the form filed as an exhibit to the Registration Statement, that the Certificates or the Bonds of each Series will be duly

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Aames Capital Acceptance Corp.
February 5, 1997
Page 2

executed and delivered substantially in the forms set forth in the form of Pooling and Servicing Agreement incorporated by reference as an exhibit to the Registration Statement or the form of Indenture filed as an exhibit to the Registration Statement and that the Certificates or the Bonds will be sold in the manner described in the Registration Statement.

    Based upon such examination and the qualifications set forth herein and in reliance thereon, we are of the opinion that the information in the Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

    The opinion herein is based upon our interpretations of current law, including court authority and existing final and temporary treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinions are rendered as of the date hereof and we assume no obligation to update or supplement these opinions or any matter related to these opinions to reflect any change of fact, circumstances or law after the date hereof. In addition, our opinions are based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinions are not binding on the Internal Revenue Service or a court. Our opinion represents merely our best legal judgment on the matters presented; others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Federal Income Tax Consequences" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                           Sincerely,


                                           /s/ ANDREWS & KURTH L.L.P.